Exhibit 10.1

DEBENTURE PURCHASE AGREEMENT

THIS DEBENTURE PURCHASE AGREEMENT (this “Agreement”), dated as of June 1, 2011, is made by and among TeamStaff, Inc. (the “Company”), a New Jersey corporation with executive offices located at 1 Executive Drive, Somerset, NJ 08873, and each party executing the Purchaser Signature Page attached hereto (individually, a “Purchaser” and, collectively, the “Purchasers”).

BACKGROUND

A.            Upon the terms and subject to the conditions set forth herein, the Purchasers hereby agree to provide the Company with a standby commitment to purchase from the Company, and upon requisite notice from the Company to the Purchasers, the Company is willing to sell to the Purchasers, Convertible Debentures due on a date 27 months after the date of issuance of each such Convertible Debenture (as defined below), in the form attached hereto as Exhibit A, in the aggregate principal amounts set forth on the Purchaser Signature Pages (the “Purchase Price”).

B.            The proceeds of the Convertible Debentures will be used for general corporate purposes.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

STANDBY PURCHASE COMMITMENT

1.1         Certain Definitions. In addition to the other terms specifically defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used herein:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Event of Default” has the meaning given such term in the Convertible Debentures.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Indebtedness” means, without duplication, with respect to any Person (the “subject Person”), all liabilities, obligations and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding purchases of property, product, merchandise and services in the ordinary course of business, but including (a) all obligations and liabilities of any Person secured by any lien on the subject Person’s property, even though the subject Person shall not have assumed or become liable for the payment thereof; (except unperfected liens incurred in the ordinary course of business and not in connection with the borrowing of money); provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (b) all capital lease obligations and other obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (c) all obligations and liabilities under guarantees; (d) the present value of lease payments due under synthetic leases; (e) all obligations and liabilities under any asset securitization or sale/leaseback transaction; and (f) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

“Majority in Interest” shall mean the holders of fifty-one percent (51%) or more of the outstanding principal amount of all then outstanding Convertible Debentures.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Required Approvals” means (i) filings expressly required pursuant to this Agreement, (ii) application(s) to the Company’s principal Trading Market for the listing of the shares of Common Stock which may be issued pursuant to the terms of this Agreement for trading thereon in the time and manner required thereby; (iii) such filings as are required to be made under applicable federal and state securities laws; (iv) approvals or consents that have been made or obtained prior to or contemporaneously with the date of this Agreement; (v) filings pursuant to the Exchange Act; and (vi) the approval of the lender under the Senior Credit Facility, which has been made or obtained prior to or contemporaneously with the execution of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Senior Credit Facility” means the secured credit facility entered into between TeamStaff Government Solutions, Inc. and Presidential Financial Corporation, as of July 29, 2010, as guaranteed by the Company in accordance with the terms of the Corporate Guaranty executed by the Company and as such facility may be amended or replaced from time to time.

“Significant Subsidiary” has the meaning assigned to it under Rule 405 of the Securities Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Agreements” means this Agreement, the Convertible Debentures, the Commitment Warrants and any other agreement or instrument executed by a party to this Agreement or in connection with the transactions contemplated hereunder.

1.2           Standby Purchase Commitment. In accordance with the terms and conditions of this Agreement, the Purchasers agree to provide the Company with a standby commitment (“Commitment”) to purchase convertible debentures to be issued by the Company on the terms specified herein (each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in an aggregate principal amount of up to $350,000 (the “Total Commitment Amount”). From time to time during the Commitment Term (as defined below), the Company shall have the right to drawdown (the “Drawdown”) on the Total Commitment Amount and to require the Purchasers to purchase the Convertible Debentures for the Purchase Price up to the Total Commitment Amount as specified by the Company in the Drawdown Notice (as defined below). Upon each exercise of the Drawdown by the Company, each Purchaser hereby covenants to purchase Convertible Debentures in a principal amount equal to its pro rata portion, as determined in accordance with Section 1.4 hereof, of the aggregate amount specified in the Drawdown Notice, up to its pro rata portion, as determined in accordance with Section 1.4 hereof, of the Total Commitment Amount. Purchasers shall pay the Purchase Price for Convertible Debenture purchased pursuant to a Drawdown at each closing specified in the applicable Drawdown Notice. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall obligate the Company to exercise the Drawdown.

1.3           Term of Commitment. Prior to the expiration or earlier termination of this Agreement in accordance with terms and conditions hereof, the Company’s right to Drawdown on the Commitment shall be exercisable by the Company commencing with the date of this Agreement and expiring at 6:00 p.m. (New York time) on the date that is the second anniversary date of the date set forth at the top of this Agreement (the “Commitment Term”), subject to early termination, as provided below.

1.4           Drawdowns on Commitment. The Drawdown on the Commitment shall be exercisable by the Company from time to time during the Commitment Term upon no less than five (5) days’ written notice from the Company to the Purchasers (the “Drawdown Notice”) which shall specify the amount of Convertible Debentures to be purchased by each Purchaser and the Closing Date (as defined below) for each purchase of the Convertible Debentures by each Purchaser. The Purchasers shall purchase the Convertible Debentures pro rata based on each Purchaser’s maximum Commitment and the amount of each Drawdown.  Each closing shall occur on the 5th day following the date of the Drawdown Notice, or such other date as the Company and the Purchasers may agree from time to time. At each closing, the Purchasers shall purchase the Convertible Debentures pro rata based on each Purchaser’s maximum amount of the Total Commitment Amount and the amount of each Drawdown. The Purchasers shall pay the Purchase Price at the Closing by one or more wire transfers of immediately available funds. The minimum amount of each Drawdown shall be the lesser of (i) $75,000 or, (ii) $350,000 minus the aggregate principal amount of outstanding Convertible Debentures.  The maximum amount of each Drawdown shall be the Total Commitment Amount less any previous Drawdowns. The Company shall not be entitled to make a Drawdown more than once every 30 days. For the avoidance of doubt, no Purchaser shall be liable or obligated to fulfill the Commitment of any other Purchaser.

1.5           Commitment Warrants. Upon execution of this Agreement, the Company shall contemporaneously issue to the Purchasers warrants (each a “Commitment Warrant” and the “Commitment Warrants”) to purchase an aggregate of 53,846 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), pro rata based on each Purchaser’s maximum amount of the Total Commitment. The exercise price of the Commitment Warrants shall be $1.00. The Purchasers shall be entitled to exercise the Commitment Warrants through cashless exercise provisions in the event that the Common Stock to be issued upon the exercise of the Commitment Warrants is not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission (“SEC”). The Commitment Warrants shall be exercisable for a period of five (5) years from the date of issuance and shall be in the form attached hereto as Exhibit B.

ARTICLE II

PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

2.1           Purchase and Sale of Convertible Debentures; Closing.

(a)           Upon all of the terms and subject to all of the conditions hereof, including, without limitation, the exercise of a Drawdown by the Company, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers hereby confirms its irrevocable subscription for and offer to purchase, in the principal amount set forth below the Purchaser’s name on the Purchaser Signature Page.  The obligations of the Purchasers to purchase Convertible Debentures are several and not joint. The aggregate principal amount for all Convertible Debentures issued hereunder shall not exceed $350,000.

(b)           Each Purchaser acknowledges and agrees that the Company reserves the right, in its absolute discretion, to reject a subscription for Convertible Debentures, in whole or in part, at any time prior to the closing time.  If a subscription is rejected in whole, any checks or other forms of payment delivered to the Company representing the Purchase Price will be promptly returned to each Purchaser without interest or deduction.  If a subscription is accepted only in part, a check representing any refund of the Purchase Price for that portion of the subscription for the Convertible Debentures which is not accepted will be promptly delivered to each Purchaser without interest or deduction.

(c)           The Company may conduct one or more closings (each a “Closing” and collectively, the “Closings”) to effect the issuance of the Convertible Debentures at its discretion.  The Closing of the sale and purchase of the Convertible Debentures shall take place at a closing on the 5th day following the date of the Drawdown Notice, or such other date as the Company and the Purchasers may agree from time to time.  The Company may conduct one or more additional Closings to be held at such place and date as the Company and the Purchasers participating in such Closing may agree.

(d)           At each Closing, the Company will deliver to each of the Purchasers the Convertible Debentures to be purchased by such Purchaser, against receipt by the Company of the corresponding Purchase Price in immediately available funds.

(e)           The Purchasers’ obligation to close each Drawdown shall be subject to: (1) satisfaction of the closing conditions in Section 5.1 and (2) receipt of a closing certificate from the Company’s Chief Executive Officer or Chief Financial Officer certifying that the Company: (i) is not in default, nor are there any events that constitute a default, under its Senior Credit Facility; (ii) is current in filing its periodic reports with the SEC as required under the Exchange Act; (iii) is not in default in payment of interest under the Convertible Debentures; (iv) the representations and warranties contained in this Agreement are true and correct in all material respects as of the Drawdown date; and (v) as of the Drawdown date, is in compliance with all covenants contained in this Agreement, the Commitment Warrants and the Convertible Debentures (if any are outstanding as of such date).

2.2           Terms of Convertible Debentures.

(a)           Interest. The Convertible Debentures shall bear interest at the rate equal to the greater of (i) the prime rate, as reported in the Wall Street Journal and as in effect for such interest period, plus 5%; or (ii) 10% per annum (the “Interest Rate”). Interest shall accrue quarterly on a 360-day year basis and the Interest Rate for each quarterly period during the term of the Convertible Debentures shall be determined independently for each quarterly interest period in accordance with the preceding sentence. Interest shall be payable in cash to the account of the Purchasers on the Maturity Date (as defined below), and on the date of redemption (if any).  Interest shall cease to accrue with respect to any principal amount of Convertible Debentures that are converted.

(b)           Maturity Date. The Convertible Debentures shall mature and the outstanding principal and accrued but unpaid interest thereon shall be due and payable on the date that is 27 months after the date of issuance of each Convertible Debenture (the “Maturity Date”), subject to early redemption, as provided below.

(c)           Conversion of Convertible Debentures. At any time and from time to time prior to the Maturity Date and prior to redemption (if any), upon no less than 15 days’ written notice by a Purchaser to the Company, all or a portion of the principal amount of outstanding Convertible Debentures may be converted into shares of the Company’s Common Stock (“Conversion Shares”) at a conversion rate equal to $1.30 (the “Conversion Rate”). In calculating the number of Conversion Shares to be issued to the Purchasers, such number shall be rounded up or down to the nearest whole number. The Company shall not issue any fractional Conversion Shares under any circumstances, but shall pay to the Purchasers any cash amounts in respect of the value of any fractional Conversion Shares that may have been issuable in the absence of the aforementioned prohibition. The Conversion Rate shall be subject to adjustment from time to time in accordance with the provisions of the Convertible Debentures in the form annexed to this Purchase Agreement as Exhibit A.

(d)           Redemption of Convertible Debentures. At any time and from time to time prior to the Maturity Date, upon no less than 30 days’ written notice by the Company to the Purchaser (the “Redemption Notice”), all or a portion of the then outstanding Convertible Debentures may be redeemed by payment of 120% of the principal amount thereof, plus the unpaid interest which has accrued on the principal of the outstanding Convertible Debentures at the end of such 30-day notice period. Within 15 days from the date of the Redemption Notice, a Purchaser may exercise the conversion feature of the Convertible Debentures that are the subject of the Redemption Notice, by providing written notice to the Company of such Purchaser’s intention to exercise such conversion feature in accordance with the applicable terms of the Convertible Debentures. The shares of Common Stock underlying such Convertible Debentures shall be issued by the Company on or prior to the 15th day following the date of the Purchaser’s notice of intention to exercise such conversion feature.

(e)           Priority. The Convertible Debentures will be unsecured obligations of the Company and (i) subordinated to (A) the Senior Credit Facility and (B) such other Indebtedness of the Company and its Subsidiaries as set forth on Schedule 2.2 and (ii) pari passu in right of payment to all other Indebtedness of the Company which is unsecured and does not otherwise have priority over general unsecured creditors of the Company.

2.3           Limitations on Conversion of Convertible Debentures and Exercise of Warrants.  Notwithstanding anything in this Purchase Agreement or any of the other agreements and instruments executed in accordance with this Purchase Agreement to the contrary, subject to receipt of the approval of the Company’s stockholder, the Company shall not issue, and no Purchaser shall be permitted to purchase (whether hereunder, upon conversion of the Convertible Debentures or upon exercise of the Commitment Warrants) any shares of Common Stock if and to the extent that the purchase and issuance of such shares of Common Stock would cause the Company to exceed the aggregate number of shares of Common Stock which the Company may issue or be deemed to have issued without breaching the Company’s obligations under the applicable rules and regulations of the Nasdaq Stock Market (including, without limitation, Nasdaq Listing Rule 5635(d)) and such other Trading Market on which the Company’s shares of Common Stock are then listed or quoted for trading (the “Exchange Cap”). In the absence of such stockholder approval, in no event shall a Purchaser be permitted to acquire shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the aggregate of the total amount of shares of Common Stock issuable to the Purchaser pursuant to terms of the Convertible Debentures and Commitment Warrants issued or to be issued to the Purchaser hereunder and the denominator of which is the total number of shares of Common Stock issuable to all the Purchasers pursuant to terms of the Convertible Debentures and Commitment Warrants issued or to be issued to the Purchasers hereunder (with respect to each Purchaser, the “Exchange Cap Allocation”).  In the event that Purchaser shall sell or otherwise transfer any of the securities issued hereunder, the transferee thereof shall be allocated a pro rata portion of Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.

2.4           Stockholder Approval. Solely in the event that it is required in order to permit the full conversion of the Convertible Debentures or full exercise of the Commitment Warrants issued pursuant to this Agreement into shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding Common Stock (the “Stockholder Approval”), the Company shall, following its determination that such Stockholder Approval is required pursuant to the applicable rules of the Nasdaq Stock Market, at its next regularly scheduled annual or special meeting of stockholders, hold a meeting of its stockholders for the purpose of obtaining the Stockholder Approval, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.  If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting no less frequently than every 180 days thereafter to seek Stockholder Approval until the earlier of the date that Stockholder Approval is obtained or the Convertible Debentures are no longer outstanding. Each Purchaser further agrees that it shall not be entitled to vote the shares of Common Stock of the Company issuable to it pursuant to the terms of this Agreement at any meeting of the Company’s stockholders convened to vote on a proposal to enable the Company to issue the shares of Common Stock underlying the Convertible Debentures and Warrants in excess of 19.99% of the issued and outstanding Common Stock of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers as follows:

(a)           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have, or reasonably be expected to result in, a Material Adverse Effect (defined below).  For purposes of this Agreement, “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole on a consolidated basis, or (ii) material and adverse impairment of the Company’s ability to perform its obligations under this Agreement, provided that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect:  (A) a change in the market price or trading volume of the shares of Common Stock of the Company or (B) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole.

(b)           Authorization; Enforcement.  The Company has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement, and the certificates representing the Convertible Debentures and the Commitment Warrants have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes, and the certificates representing the Convertible Debentures and Commitment Warrants, when executed and delivered in accordance with the terms hereof, will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(c)           Required Approvals; No Conflicts.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the issuance, sale or delivery of the Securities other than the Required Approvals. The execution and delivery by the Company of this Agreement and the certificates representing the Convertible Debentures and the Commitment Warrants, and the performance by the Company of its obligations hereunder and thereunder, do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) subject to the Company obtaining the Required Approvals, conflict with, or constitute a default under (or an event that, with notice or lapse of time or both, would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation under (with or without notice, lapse of time or both), any agreement, credit facility, debt or other instrument evidencing a debt of the Company or other understanding to which the Company is a party, or by which any of its properties or assets is bound, except to the extent that such conflict or default or termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any of its properties or assets is bound, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(d)           Capitalization. The Company is currently authorized to issue 40,000,000 shares of Common Stock, $0.001 par value per share, of which 5,692,933 shares are issued and outstanding on the date hereof, and 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding on the date hereof. All of the issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable state and federal securities laws and any rights of third parties. Except as may be described in this Agreement, no securities of the Company are entitled to preemptive or similar rights, and no entity or Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement unless any such rights have been waived.

(e)           Due Issuance.  The Convertible Debentures and the Commitment Warrants to be issued and the shares of Common Stock to be issued upon conversion of the Convertible Debentures and exercise of the Commitment Warrants will be duly authorized and, when issued and paid for in accordance with this Agreement, and the Convertible Debentures and Commitment Warrants, as the case may be, will be duly and validly issued and outstanding, fully paid and non-assessable, free and clear of all liens and will not be subject to pre-emptive or similar rights of stockholders of the Company.

(f)            Litigation.  Except as described in the Company’s reports filed with the SEC pursuant to the Exchange Act (the “SEC Reports”), there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the SEC Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined could have a Material Adverse Effect.

(g)           Material Liabilities and Indebtedness. Neither the Company nor any of its Significant Subsidiaries has any material liabilities or obligations which are not disclosed in the SEC Reports, other than those incurred in the ordinary course of the their businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Company’s SEC Reports, the Company does not have any material outstanding Indebtedness as of the date of this Agreement.

(h)           Financial Statements.  The financial statements included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act).

(i)            No Defaults.  Except as disclosed in the Company’s SEC Reports, the Company and its Subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, in breach or violation of any of the terms and provisions of, or in default under (a) their charters and bylaws, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over them, or any of their material assets or properties, or (c) any material agreement or instrument to which they are a party or by which they are bound or to which any of their assets or properties are subject, except, in the case of clauses (b) and (c) only, for such conflicts, breaches or violations as have not and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(j)            Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Company.

3.2           Representations, Warranties and Acknowledgements of the Purchasers.

(a)           Organization; Authority.  Each Purchaser certifies that it is resident in the jurisdiction set out on the face page of this Agreement.  Such address was not created and is not used solely for the purpose of acquiring the Convertible Debentures and each Purchaser was solicited to purchase in such jurisdiction. In the case of a Purchaser that is not a natural person, (i) such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, partnership or other power and authority to enter into this Agreement, to subscribe for and purchase the Convertible Debentures as contemplated herein and to carry out its obligations hereunder, and (ii) the execution and delivery of this Agreement have been duly authorized by all necessary corporate, partnership or other action on the part of such Purchaser. The Purchaser is duly authorized to execute and deliver this Agreement and all other necessary documentation. In the case of all Purchasers, whether or not a natural person, this Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of each such Purchaser, enforceable against him, her or it in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (B) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)           No General Solicitation. The subscription for the Convertible Debentures by each Purchaser has not been made through or as a result of, and the distribution of the Convertible Debentures is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(c)           Limited Representations. No Person has made any written or oral representations that (i) any Person will resell or repurchase the Convertible Debentures, the Commitment Warrants or the shares in Common Stock underlying the Convertible Debentures and, the Commitment Warrants, (ii) that any Person will refund all or any part of the Purchase Price, or (iii) as to the future price or value of the shares of Common Stock of the Company.

(d)           Restricted Securities.  Each Purchaser understands that the Convertible Debentures, the Commitment Warrants, and shares of Common Stock issuable upon conversion or exercise thereof, will be characterized as “restricted securities” under U.S. federal securities laws inasmuch as, if issued, they will be acquired from the Company in a transaction not involving a public offering and that, under U.S. federal securities laws and applicable regulations, the Convertible Debentures, the Commitment Warrants, and shares of Common Stock issuable upon conversion of the Convertible Debentures or exercise of the Commitment Warrants may be resold without registration under the Securities Act only in certain limited circumstances.  Such Purchaser acknowledges that all certificates representing any of the Convertible Debentures, the Commitment Warrants, and shares of Common Stock issuable upon conversion of the Convertible Debentures or exercise of the Commitment Warrants will bear a restrictive legend in a form as set forth below and hereby consents to the transfer agent for the Common Stock making a notation on its records to implement the restrictions on transfer described herein.

(e)           Certain Legends.

(i)            The Convertible Debentures and the Commitment Warrants will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(ii)           In the event that the Convertible Debentures are converted into shares of Common Stock or, the Commitment Warrants are exercised for shares of Common Stock, such shares of Common Stock will bear legends substantially in the following form and with the necessary information inserted:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(iii)  The Company may at any time place a stop transfer order on its transfer books against the shares of Common Stock underlying the Convertible Debentures and Commitment Warrants. Such stop order will be removed, and further transfer of such shares of Common Stock will be permitted, upon an effective registration of the respective shares of Common Stock, or the receipt by the Company of an opinion of counsel satisfactory to the Company that such further transfer may be effected pursuant to an applicable exemption from registration.

(f)            Reliance on Representations. The Company is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Purchaser’s eligibility to subscribe for the Convertible Debentures and such Commitment Warrants under securities laws applicable in the United States. The Purchaser undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth in such applicable Schedules which takes place prior to the Closing time.

(g)           Schedules. Each Purchaser acknowledges that this Agreement and the Schedules attached hereto require the Purchaser to provide certain personal information to the Company.  Such information is being collected by the Company for the purposes of completing the transactions contemplated by this Agreement, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Convertible Debentures under the securities laws applicable in the United States and other applicable securities laws, preparing and registering certificates representing the Convertible Debentures and completing filings required by any stock exchange or securities regulatory authority.  The Purchaser’s personal information may be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities, and (b) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering.  By executing this Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information; provided, that in the event of a disclosure pursuant to clause (a) of the preceding sentence, the Company shall (to the extent it is legally permitted), use commercially reasonable efforts to give such Purchaser advance notice of any required disclosure.  The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

(h)           No Public Sale or Distribution.  Each Purchaser will be acquiring the Convertible Debentures, the Commitment Warrants and the shares of the Common Stock issuable upon conversion of the Convertible Debentures or exercise of the Commitment Warrants, in the ordinary course of business for his, her or its account and not for the benefit of any other Person and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and the Purchaser covenants that it will not resell the Convertible Debentures the Commitment Warrants, or shares of Common Stock except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal and state securities laws, and such Purchaser does not have a present arrangement to effect any distribution of Convertible Debentures, the Commitment Warrants, and the shares of the Common Stock issuable upon conversion of the Convertible Debentures or exercise of such Commitment Warrants to or through any Person or entity.

(i)            Investor Status.  On the date such Purchaser was offered the Convertible Debentures, on the date hereof and on the Conversion Date (as defined in the Convertible Debentures), if any, such Purchaser is and will be an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act.  The Purchaser has properly completed, executed and delivered to the Company the applicable “accredited investor” certificate set forth in the Schedules hereto and the information contained therein is true and correct.

(j)            Experience of Purchaser.  There are risks associated with the purchase of and investment in the Convertible Debentures, the Commitment Warrants, and shares of Common Stock of the Company, and the Purchaser, either alone or together with his, her or its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of entering into this Agreement and making his, her or its Purchase Price and the merits and risks of the prospective investment in the Convertible Debentures, the Commitment Warrants, and shares of Common Stock of the Company, and such Purchaser has so evaluated such merits and risks. Such Purchaser understands that he, she or it must bear the economic risk of an investment in the Convertible Debentures, the Commitment Warrants, and shares of Common Stock of the Company, if any, indefinitely and is able to bear such risk and to afford a complete loss of such investment.

(k)           Access to Information.  Such Purchaser acknowledges that he, she or it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as he, she or it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Convertible Debentures and Warrants, (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him, her or it to evaluate the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Securities and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision. The Purchaser is not purchasing the Convertible Debentures based on knowledge of material information concerning the Company that has not been generally disclosed.

(l)            No Governmental Review.  Each Purchaser understands that no United States federal or state agency, or any other government or governmental agency has reviewed or passed on or made, or will pass on or make, any recommendation or endorsement of the Convertible Debentures, the Commitment Warrants, or shares of Common Stock of the Company or the fairness or suitability of the prospective investment in the Convertible Debentures, the Commitment Warrants, or shares of Common Stock of the Company.

(m)          Aggregate Investment.  Each Purchaser understands that his, her or its subscription for the Convertible Debentures forms part of a larger offering of Convertible Debentures by the Company for gross proceeds to the Company of a maximum of $350,000.  There is no minimum aggregate subscription required to close the Offering.

(n)           Securities Transactions.  No Purchaser has engaged, directly or indirectly, and no Person or entity acting on behalf of or pursuant to any understanding with such Purchaser has engaged, in any purchases or sales of any securities of the Company since the time such Purchaser was first contacted by the Company, or by any other Person or entity, regarding an investment in the Company, including this Agreement and the transactions contemplated herein.

(o)           No Legal, Tax or Investment Advice.  Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to him, her or it in connection with this Agreement and the transactions contemplated herein, including the prospective investment in the Convertible Debentures, the Commitment Warrants, and shares of Common Stock, constitutes legal, tax or investment advice.  Each Purchaser has consulted such legal, tax and investment advisors as he, she or it, in his, her or its sole discretion, has deemed necessary or appropriate in the circumstances.  The Purchaser is not relying on the Company or its counsel in this regard.

ARTICLE IV

TERMINATION

4.1           Early Termination of Commitment by Company. At any time during the Commitment Term, the Company may terminate the Purchasers’ obligation to purchase Convertible Debentures by providing the Purchasers with 30 days’ prior written notice of its intention to terminate such obligation and redeeming any Convertible Debentures then outstanding that the Purchasers have not converted within 15 days after receiving the termination notice for a redemption payment equal to 120% of the principal amount the Convertible Debentures to be redeemed, together with the unpaid interest which has accrued on the principal of the outstanding Convertible Debentures being redeemed.

4.2           Early Termination of Commitment by Purchasers. At any time during the Commitment Term, the Purchasers may, acting through a Majority in Interest, terminate their obligation to purchase Convertible Debentures by providing the Company with thirty (30) days prior written notice of their intention to terminate such obligation upon the occurrence of any of the following: (i) the Company is in default under its Senior Credit Facility; (ii) the Company is not current in filing periodic reports required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any permitted extension periods permitted by the rules and regulations adopted by the SEC); or (iii) an Event of Default has occurred and is continuing under the Convertible Debentures. In the event the Company has failed to cure the grounds for termination within such 30 day period, the Purchasers obligation to purchase Convertible Debentures shall automatically terminate.

ARTICLE V

CONDITIONS OF CLOSING

5.1           Closing Conditions in Favor of the Purchasers.  The obligation of each of the Purchasers to deliver the Purchase Price to the Company in connection with a Drawdown is subject to the satisfaction, or the waiver by such Purchaser, on or prior to such payment, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and as of the applicable Closing as though made on and as of such date (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

(b)           Performance.  The Company shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)           Required Approval.  The Company shall have received all Required Approvals for the applicable Closing.

5.2           Closing Conditions in Favor of the Company.  The entering into of this Agreement by the Company with each of the Purchasers, and the acceptance by the Company of such Purchaser’s Purchase Price, is subject to the satisfaction, or the waiver by the Company, at or prior to the applicable Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of such Purchaser contained herein shall be true and correct in all material respects as of the date hereof and as of the applicable Closing as though made on and as of such date.

(b)           Accredited Investor Certificate.  Such Purchaser shall have completed and executed and delivered the applicable Accredited Investor Certificate.

(c)           Performance.  Such Purchaser shall have performed, satisfied and complied with, in all material respects, all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by him, her or it at or prior to the applicable Closing.

(d)           Required Approval.  The Company shall have received all Required Approvals for the applicable Closing.

ARTICLE VI

COVENANTS

6.1           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of Convertible Debentures and exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Convertible Debentures and the Warrants issued pursuant to this Agreement in accordance with their respective terms.

6.2          Piggyback Registration Rights. Each Purchaser and the Company agree that the Purchasers shall be entitled to the registration rights with respect to the Securities as set forth in this Section 6.2

(a)           Definition of Registrable Securities. As used in this Section 6.2, the term “Registrable Security” means (i) each of the shares of Common Stock which may be issued upon conversion of the Convertible Debentures and (ii) each of the shares of Common Stock which may be issued upon the exercise of the Commitment Warrants; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination; (A) it has been and remains effectively registered under the Securities Act and disposed of pursuant thereto; (B) in the opinion of counsel to the Company, registration under the Securities Act is no longer required for subsequent public distribution of such security pursuant to Rule 144 promulgated under the Securities Act, or otherwise; or (C) it has ceased to be outstanding. The term “Registrable Securities” means any and all of the securities falling within the foregoing definition of “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate to prevent any dilution or increase of the rights granted pursuant to this clause (a) as determined in good faith by the Board of Directors.

(b)           Piggyback Registration Rights. If at any time or from time to time while any Registrable Securities remain outstanding, the Company shall determine to register or shall be required to register any of its Common Stock, whether or not for its own account, other than a registration relating to employee benefit plans (whether effected on Form S-8 or its successor) or a registration effected on Form S-4 (or its successor) (a “Registration Statement”), the Company shall:

(i)            provide to each Purchaser written notice thereof at least ten days prior to the filing of the Registration Statement by the Company in connection with such registration;

(ii)           include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Purchaser received by the Company within five days after the Company mails the written notice referred to above. The Company may withdraw the registration at any time. If a registration covered by this Section 6.2 is an underwritten registration on behalf of the Company, and the underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (1) first, the securities the Company proposes to sell, (2) second, the Registrable Securities and other securities requested to be included in such registration, pro rata among the selling Purchasers and any other selling security holders on the basis of the number of shares owned by each such Purchaser and other selling security holder. The Purchasers’ right to have Registrable Securities included in the first registration statement filed by the Company may be deferred to the second registration statement filed by the Company, which deferral may be continued to the third or subsequent registration statement so long as the registration statements are pursuant to underwritten offerings and the underwriter determines in good faith that marketing factors require exclusion of some or all of the Registrable Securities held by the Purchasers, but such deferral shall be only to the extent of such required exclusion as determined by the underwriter; and

(iii)          if the registration is an underwritten registration, each Purchaser of Registrable Securities shall enter into an underwriting agreement in customary form with the underwriter and provide such information regarding Purchaser that the underwriter shall reasonably request in connection with the preparation of the prospectus describing such offering, including completion of FINRA Questionnaires.

(c)           Covenants with Respect to Registration. In connection with the registration in which the Registrable Securities are included, the Company and Purchaser covenant and agree as follows:

(i)            The foregoing registration rights shall be contingent on the Purchasers furnishing the Company with such appropriate information (relating to the intended means of distribution of the Registrable Securities of such Purchasers) as the Company shall reasonably request.

(ii)           The Company shall indemnify each Purchaser of Registrable Securities to be sold pursuant to the registration statement and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including reasonable expenses reasonably incurred in investigating, preparing or defending against any claim) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, except to the extent arising under paragraph (iii) below.

(iii)          Each Purchaser to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and any underwriter, and each person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or reasonable expense or liability (including expenses reasonably incurred in investigating, preparing or defending against any claim) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising (A) from information furnished by or on behalf of such Purchaser, or their successors or assigns, for inclusion in such registration statement, or (B) as a result of use by the Purchaser of a registration statement that the Purchaser was advised to discontinue.

ARTICLE VII

INDEMNIFICATION

7.1           Survival of Representations; Indemnity; Purchaser’s Liability.

(a)           Survival.  All representations and warranties herein shall survive the execution and delivery of this Agreement and the advance by each of the Purchasers of his, her or its Purchase Price for the duration of the later of the Commitment Term or six months from the date of the final Drawdown hereunder.

(b)           Indemnification.

(i) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Company of any covenant or agreement made by the Company in the this Agreement or in the other Transaction Agreements; (B) any breach of warranty or representation made by the Company in this Agreement or in the other Transaction Agreements; and (C) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

(ii)  Each Purchaser agrees to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of: (A) any breach or default in the performance by such Purchaser of any covenant or agreement made by such Purchaser in this Agreement or in the other Transaction Agreements; (B) any breach of warranty or representation made by such Purchaser in this Agreement or in the other Transaction Agreements; and (C) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

ARTICLE VIII

GENERAL

8.1           Confidentiality.  The Purchasers acknowledge that due to certain of the covenants contained herein or in the Convertible Debenture, from time to time the Purchasers may come into possession of confidential information of the Company, including material, non-public information relating to the Company. The Purchasers hereby agree that (i) they shall keep all such information strictly confidential, applying, at a minimum, the same degree of care as it does to protect its own confidential information of a similar nature; (ii) shall only use such information in connection with the transactions contemplated by this Agreement; and (iii) shall not disclose any of such information other than: (a) to the Purchaser’s employees, representatives, directors, attorneys, auditors, or Affiliates who are advised of the confidential nature of such information (so long as any of the foregoing persons agree to be bound by the provisions of this Section), (b) to the extent such information presently is or hereafter becomes available on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or any administrative body or commission to whose jurisdiction the Purchasers are subject (provided that notice of such requirement or order shall be promptly furnished to the Company in advance of such disclosure), (d) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section, or (e) with the Company’s prior written consent. The Purchasers agree to be responsible for any breach of this agreement by any of the persons identified in Section 8.1(iii).  The Purchasers are aware that, under certain circumstances, the United States securities laws may prohibit a Person who has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities.

8.2           Amendments; Waivers.  No provision of this Agreement may be amended or waived except in a written instrument signed, (i) in the case of an amendment, by the Company and a Majority in Interest, or (ii) in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided that, in the case of waiver by or on behalf of all of the Purchasers, such written instrument shall be signed by Purchasers representing a Majority in Interest; and provided, further that that any amendment that would (i) change the maturity of the principal of or any installment of interest on any of the Convertible Debentures, (ii) reduce the principal amount of, or any premium or interest on any

Convertible Debenture, (iii) reduce the percentage in aggregate principal amount of Convertible Debentures outstanding necessary to modify or amend the Convertible Debentures; or (iv) modify this Section 8.2 shall, in each case, require the approval of the holder of each Purchaser to which such amendment shall apply. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address referred to in this Section 8.3 prior to 5:00 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address referred to in this Section 8.3 on a day that is not a Business Day or later than 5:00 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and e-mail addresses for such notices and communications are those set forth on the signature pages hereof, or such other address, facsimile number or e-mail address as may be designated in writing hereafter, in the same manner, by the relevant party hereto.

8.4           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.5           Meaning of “Including”.  The word “including”, whenever used in this Agreement, shall be deemed to be followed by the phrase “without limitation”.

8.6           Entire Agreement.  This Agreement, together with the Convertble Debentures and Commitment Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such agreements and exhibits.  At or after the Closing, and without further consideration, the parties hereto will make, do and execute and deliver, or cause to be made, done and executed and delivered, such further acts, deeds, assurances, documents and things as may be reasonably requested by any of the other parties hereto in order to give practical effect to the intention of the parties hereunder.

8.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

8.8           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person or entity.

8.9           Governing Law; Venue.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS OF THE CITY OF NEW YORK IN THE STATE OF NEW YORK FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY ANY OF THE PARTIES HERETO, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE

ENFORCEMENT OF THE SECURITY AGREEMENT), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY OF THE OTHER PARTIES HERETO, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.

8.10         Execution.  This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or e-mail transmission), all of which when taken together shall be considered one and the same agreement.  In the event that any signature is delivered by facsimile transmission or e-mail attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail-attached signature page were an original thereof.

8.11         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TEAMSTAFF, INC.

By:	/s/ Zachary C. Parker
Name:	Zachary C. Parker
Title:	Chief Executive Officer

Address for Notices:
TeamStaff, Inc.
1 Executive Drive
Somerset, NJ 08873

Attention: Zachary C. Parker

Purchaser Signature Page

By his, her or its execution and delivery of this signature page, the Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Purchase Agreement (the “Purchase Agreement”), by and among TeamStaff, Inc., the Purchasers (as defined therein) and authorizes this signature page to be attached to the Debenture Purchase Agreement or counterparts thereof.

Name of Purchaser of Convertible Debentures:  Wynnefield Partners SmallCap Value, LP I

By:	/s/ Nelson Obus
Holder Name:

If signing on behalf of an entity:

Name:	Nelson Obus
Title:	Co-Managing Member of Wynnefield Capital Management LLC, as General Partner

Purchaser’s Maximum Commitment Amount: $210,000

Name of Purchaser of Convertible Debentures: Wynnefield Partners SmallCap Value, LP

By:	/s/ Nelson Obus
Holder Name:

If signing on behalf of an entity:

Name:	Nelson Obus
Title:	Co-Managing Member of Wynnefield Capital Management LLC, as General Partner

Purchaser’s Maximum Commitment Amount: $140,000

SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

This Accredited Investor Certificate is being delivered to the Company pursuant to the Purchase Agreement.  Capitalized terms used in this Accredited Investor Certificate, but not defined herein, have the respective meanings attributed to such terms in the Purchase Agreement. Investor agrees to furnish any additional information the Company deems necessary in order to verify the information provided below.

The Purchaser hereby acknowledges that the Company is relying on this Accredited Investor Certificate to determine the Purchaser’s suitability for investment in the Loan and investment, if any, in the Securities pursuant to the Securities Purchase Agreement (collectively, the “Investment”) and hereby represents and warrants and certifies that, as of the Closing, the Purchaser:

Category I	☐

The Purchaser is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 (excluding the value of such Purchaser’s principal residence).

Category II	☐

The Purchaser is a corporation, partnership, business trust or a non profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000.

Category III	☐

The Purchaser is an individual (not a partnership, corporation, etc.) who reasonably expects an individual income in excess of $200,000 in the current year and had an individual income in excess of $200,000 in each of the last two years (including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of the Purchaser’s spouse or other family members and any unrealized capital appreciation);

Or

☐

The Purchaser is an individual (not a partnership, corporation, etc.) who, together with his or her spouse, reasonably expects joint income in excess of $300,000 for the current year and had joint income in excess of $300,000 in each of the last two years (including foreign income, tax exempt income and the full amount of realized capital gains and losses).

Category IV	☐	The Purchaser is a director or executive officer of the Company.

Category V	☐

The Purchaser is a bank, savings and loan association or credit union, insurance company, registered investment company, registered business development company, licensed small business investment company, or employee benefit plan within the meaning of Title 1 of ERISA whose plan fiduciary is either a bank, insurance company or registered investment advisor or whose total assets exceed $5,000,000.

Describe entity:

Category VI	☐	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

Category VII	☐

The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (a person who either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment).  A copy of the declaration of trust or trust agreement and a representation as to the sophistication of the person directing purchases for the trust is enclosed.

Category VIII	☐	The Purchaser is a self directed employee benefit plan for which all persons making investment decisions are “accredited investors” within one or more of the categories described above.

Category IX	☐

The Purchaser is an entity in which all of the equity owners are “accredited investors” within one or more of the categories described above.  If relying upon this category alone, each equity owner must complete a separate copy of this agreement.

	☐	Describe entity:

Category X	☐	The Purchaser does not come within any of the Categories I — IX set forth above.

IN WITNESS WHEREOF, the Purchaser has duly executed this Accredited Investor Certificate as of the Closing.

IF THE PURCHASER IS AN ENTITY:

(Name of Entity — Please Print)

By:

Name:

Title:

IF THE PURCHASER IS AN INDIVIDUAL:

(Name — Please Print)

(Signature)

(Address)

(Telephone)

(Facsimile)

(E-Mail)

Schedule 2.2

Pursuant to Section 2.2 of the Agreement, the Convertible Debentures will also be subordinated to the following Indebtedness:

Aggregate of $1,500,000 of Indebtedness as evidenced by promissory notes issued by the Company to the former of owners of RS Staffing Services, Inc., and all accrued interest thereon.

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURE

EXHIBIT B

FORM OF WARRANT